Exhibit 99.1

Mustang Bio Reports First Quarter 2023 Financial Results and Recent Corporate Highlights

Worcester, MA – May 12, 2023 – Mustang Bio, Inc. (“Mustang”) (Nasdaq: MBIO), a clinical-stage biopharmaceutical company focused on translating today’s medical breakthroughs in cell and gene therapies into potential cures for hematologic cancers, solid tumors and rare genetic diseases, today announced financial results and recent corporate highlights for the first quarter ended March 31, 2023.

Manuel Litchman, M.D., President and Chief Executive Officer of Mustang, said, “The first quarter of 2023 was marked by the continued advancement of our lead clinical candidate MB-106, a CD20-targeted, autologous CAR T cell therapy to treat relapsed or refractory B-cell non-Hodgkin lymphomas (“B-NHL”) and chronic lymphocytic leukemia (“CLL”), through two parallel tracks. The first is the ongoing Phase 1/2 single-institution clinical trial at Fred Hutchinson Cancer Center (“Fred Hutch”), in which MB-106 continues to demonstrate compelling safety and efficacy. The second track is Mustang’s multicenter, open-label, non-randomized Phase 1/2 clinical trial, which continues to accrue. The final dose level escalation is anticipated in the Phase 1 indolent lymphoma arm in the third quarter of this year. MB-106 remains an attractive potential therapeutic option when compared to approved autologous CAR Ts, which are generating an annualized run rate of $3 billion in net sales, based on reported sales in the third quarter of 2022. We expect data from the Fred Hutch clinical trial to be presented at medical meetings in the second quarter of 2023, and initial data from the multicenter clinical trial to be disclosed shortly as well.”

Financial Results:

●	As of March 31, 2023, Mustang’s cash and cash equivalents and restricted cash totaled $58.8 million, compared to $76.7 million as of December 31, 2022, a decrease of $17.9 million year-to-date.
●	Research and development expenses were $14.0 million for the first quarter of 2023, compared to $16.3 million for the first quarter of 2022. Non-cash, stock-based expenses included in research and development were $0.1 million for the first quarter of 2023, compared to $0.5 million for the first quarter of 2022.
●	General and administrative expenses were $2.3 million for the first quarter of 2023, compared to $3.3 million for the first quarter of 2022. Non-cash, stock-based expenses included in general and administrative expenses were $0.1 million for the first quarter of 2023, compared to $1.0 million for the first quarter of 2022.
●	Net loss attributable to common stockholders was $16.7 million, or $2.06 per share, for the first quarter of 2023, compared to a net loss attributable to common stockholders of $19.8 million, or $2.71 per share, for the first quarter of 2022.

Recent Corporate Highlights:

●	Mustang’s lead clinical candidate is MB-106, a CD20-targeted, autologous CAR T cell therapy to treat relapsed or refractory B-NHL and CLL. MB-106 data to date include an overall response rate of 96% and complete response rate of 75% in a wide range of hematologic malignancies, including Waldenstrom macroglobulinemia (“WM”), in a clinical trial conducted by Mustang’s collaborators at Fred Hutch. In parallel, Mustang’s multicenter, open-label, non-randomized Phase 1/2 clinical trial evaluating the safety and efficacy of MB-106 continues to accrue, and Mustang anticipates escalation to the final dose level in the Phase 1 indolent lymphoma arm in the third quarter of this year. The FDA granted Orphan Drug Designation to MB-106 for the treatment of WM, and Mustang has treated the first WM patient in the indolent lymphoma arm of the trial. Results from this arm are expected to support an accelerated Phase 2 registration strategy for WM, with the first pivotal Phase 2 WM patient potentially to be treated in the first quarter of 2024. In the second quarter of this year, Mustang plans to report safety and efficacy data from the indolent lymphoma arm.
●	Phase 1/2 data from the Fred Hutch clinical trial on MB-106, a CD20-targeted, autologous CAR T cell therapy for patients with relapsed or refractory B-NHL and CLL, will be presented at the European Hematology Association Hybrid Congress (“EHA2023”) taking place June 8-11, 2023, in Frankfurt, Germany and at the International Conference on Malignant Lymphoma (“ICML”) taking place June 13-17, 2023, in Lugano, Switzerland. Data from the Waldenstrom macroglobulinemia cohort were selected for poster presentation at EHA2023 and outpatient treatment of follicular lymphoma was selected for oral presentation at ICML.
●	Mustang continues to collaborate with the Mayo Clinic to progress its exclusively licensed novel in vivo CAR T technology platform that may be able to transform the administration of CAR T therapies and has the potential to be used as an off-the-shelf therapy. Mustang anticipates the publication of proof-of-concept research in a murine tumor model in 2023.
●	In April 2023, Mustang effected a 15-for-1 reverse stock split of its issued and outstanding common stock. Mustang’s common stock began trading on a split-adjusted basis on the Nasdaq Capital Market as of the commencement of trading on April 4, 2023.
●	In April 2023, Mustang terminated the Loan and Security Agreement, as Amended, with Runway Growth Finance Corp. (“Runway”) upon receipt by Runway of a payoff amount of $30.7 million from the Company representing the applicable final payment.

About Mustang Bio

Mustang Bio, Inc. is a clinical-stage biopharmaceutical company focused on translating today’s medical breakthroughs in cell and gene therapies into potential cures for hematologic cancers, solid tumors and rare genetic diseases. Mustang aims to acquire rights to these technologies by licensing or otherwise acquiring an ownership interest, to fund research and development, and to outlicense or bring the technologies to market. Mustang has partnered with top medical institutions to advance the development of CAR T therapies across multiple cancers, as well as lentiviral gene therapies for severe combined immunodeficiency. Mustang’s common stock is registered under the Securities Exchange Act of 1934, as amended, and Mustang files periodic reports with the U.S. Securities and Exchange Commission (“SEC”). Mustang was founded by Fortress Biotech, Inc. (Nasdaq: FBIO). For more information, visit www.mustangbio.com.

Forward‐Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Such statements, which are often indicated by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “intend,” “look forward to,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions, include, but are not limited to, any statements relating to our growth strategy and product development programs, including the timing of and our ability to make regulatory filings such as INDs and other applications and to obtain regulatory approvals for our product candidates, statements concerning the potential of therapies and product candidates, and any other statements that are not historical facts. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock value. Factors that could cause actual results to differ materially from those currently anticipated include: risks relating to our growth strategy; our ability to obtain, perform under, and maintain financing and strategic agreements and relationships; risks relating to the results of research and development activities; risks relating to the timing of starting and completing clinical trials; uncertainties relating to preclinical and clinical testing; our dependence on third-party suppliers; our ability to attract, integrate and retain key personnel; the early stage of products under development; our need for substantial additional funds; government regulation; patent and intellectual property matters; competition; as well as other risks described in our Annual Report on Form 10-K, subsequent Reports on Form 10-Q, and our other filings we make with the

SEC. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Company Contact:

Jaclyn Jaffe

Mustang Bio, Inc.

(781) 652-4500

ir@mustangbio.com

Investor Relations Contact:

Daniel Ferry

LifeSci Advisors, LLC

(617) 430-7576

daniel@lifesciadvisors.com

Media Relations Contact:

Tony Plohoros

6 Degrees

(908) 591-2839

tplohoros@6degreespr.com

MUSTANG BIO, INC.

Balance Sheets (Unaudited)

(in thousands, except for share and per share amounts)

	March 31,	December 31,
	2023	2022

ASSETS
Current Assets:
Cash and cash equivalents	$58,098	$75,656
Other receivables - related party	—	36
Prepaid expenses and other current assets	3,033	3,160
Total current assets	61,131	78,852

Property, plant and equipment, net	8,324	8,440
Fixed assets - construction in process	333	951
Restricted cash	750	1,000
Other assets	257	261
Operating lease right-of-use asset, net	2,812	2,918
Total Assets	$73,607	$92,422

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$11,438	$13,731
Payables and accrued expenses - related party	601	766
Operating lease liabilities - short-term	629	612
Total current liabilities	12,668	15,109

Deferred income	270	270
Note payable, long-term, net	27,579	27,436
Operating lease liabilities - long-term	3,275	3,334
Total Liabilities	43,792	46,149

Stockholders’ Equity
Preferred stock ($0.0001 par value), 2,000,000 shares authorized, 250,000 shares of Class A preferred stock issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	—	—
Common stock ($0.0001 par value), 200,000,000 shares authorized as of March 31, 2023 and December 31, 2022, respectively
Class A common shares, 845,385 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	—	—
Common shares, 7,293,242 and 7,100,111 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	1	11
Common stock issuable, zero and 187,134 shares as of March 31, 2023 and December 31, 2022, respectively	—	1,109
Additional paid-in capital	375,876	374,522
Accumulated deficit	(346,062)	(329,369)
Total Stockholders’ Equity	29,815	46,273
Total Liabilities and Stockholders’ Equity	$73,607	$92,422

MUSTANG BIO, INC.

Statements of Operations (Unaudited)

(in thousands, except for share and per share amounts)

	For the three months ended March 31,
	2023	2022
Operating expenses:
Research and development	$14,000	$16,289
General and administrative	2,321	3,349
Total operating expenses	16,321	19,638
Loss from operations	(16,321)	(19,638)

Other income (expense)
Grant income	351	—
Interest income	453	73
Interest expense	(1,176)	(230)
Total other income (expense)	(372)	(157)
Net Loss	$(16,693)	$(19,795)

Net loss per common share outstanding, basic and diluted	$(2.06)	$(2.71)

Weighted average number of common shares outstanding, basic and diluted	8,093,662	7,316,687